UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b), (c), (e)  On February 4, 2013, VeriFone Systems, Inc. (the “Company”) announced that its Board of Directors had appointed Marc Rothman, 48, to serve as Executive Vice President and Chief Financial Officer, effective immediately. Mr. Rothman succeeds and replaces Robert Dykes as the Company's Executive Vice President and Chief Financial Officer. On February 4, 2013, the Company also announced the retirement of Mr. Dykes from the Company effective February 28, 2013. A copy of the Company's press release is furnished hereto as Exhibit 99.1.

Appointment of Marc Rothman as Executive Vice President and Chief Financial Officer

Prior to joining VeriFone, Mr. Rothman served as the Chief Financial Officer of Motorola Mobility, Inc., where he oversaw global financial strategy, financial analysis and reporting, regulatory financial compliance, restructuring activities, and mergers and acquisitions, including involvement in Motorola Mobility's spin-off transaction from its former parent company, Motorola, Inc., as well as the sale of the company to Google in May 2012. At Motorola, he also held a number of senior finance leadership positions across the company, including serving as chief financial officer in several of its business segments (Public Safety, Networks and Enterprise and Mobile Devices). Mr. Rothman joined Motorola, Inc. through the acquisition of General Instrument in 2000, and at that time he was corporate controller. He began his career at Deloitte & Touche LLP. Mr. Rothman is a Certified Public Accountant in the State of California and graduated from Richard Stockton College with a Bachelors degree in Business.

        Mr. Rothman has no reportable transactions under Item 404(a) of Regulation S-K and no family relationships reportable under Item 401(d) of Regulation S-K.

        The terms of Mr. Rothman's employment, including severance terms, are outlined in the Company's offer letter to Mr. Rothman, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Mr. Rothman will be employed by the Company on an “at-will” basis. Mr. Rothman will receive a base salary at an annual rate of $450,000 and will be eligible to receive a total target cash bonus of $350,000 per annum, prorated for partial fiscal years, that will be based on personal performance goals and the achievement of certain company-wide corporate financial performance objectives as set by the board of directors of the Company. Mr. Rothman's bonus will be subject to the achievement of both individual and company performance objectives determined by the Compensation Committee. Mr. Rothman will also be eligible to receive customary employee benefits that are similar to the employee benefits provided by the Company to other employees that serve in comparable positions to Mr. Rothman. Mr. Rothman will also receive an award of the following equity grants:

•
An initial restricted stock units (“RSU”) grant with an April 1, 2013 grant date and grant date value of $1 million, with the actual number of RSUs calculated based on dividing the grant date value by the per RSU award value applicable on the grant date (pursuant to VeriFone's standard award grant and valuation policies). The equity grant will vest 25% one year from the date of grant and the remainder of the grant will vest in 6.25% increments at the end of each of the next twelve three-month periods thereafter, contingent upon Mr. Rothman's continued employment through each vesting date, such that the option will be fully vested in four years after the date of grant.

•
An additional restricted stock units (“RSU”) grant with an July 1, 2013 grant date and grant date value of $2 million, with the actual number of RSUs calculated based on dividing the grant date value by the per RSU award value applicable on the grant date (pursuant to VeriFone's standard award grant and valuation policies). The equity grant will vest 25% one year from the date of grant and the remainder of the grant will vest in 6.25% increments at the end of each of the next twelve three-month periods thereafter, contingent upon Mr. Rothman's continued employment through each vesting date, such that the option will be fully vested in four years after the date of grant.

Each of these awards will be granted under the Company's 2006 Equity Incentive Plan, as amended, and will be subject to the terms and conditions set forth therein and in the standard forms of award agreements used to evidence awards granted under the plan to other employees that serve in comparable positions to Mr. Rothman. Pursuant to these award agreements, in connection with a person or group of persons becoming the beneficial owner of 40% or more the Company's outstanding voting securities, a merger or similar transaction, or the sale of all or substantially all of the Company's assets that constitutes a change in control, any stock options, restricted stock and other stock-based rights that are covered by the award agreements shall vest in full pursuant to the Company's 2006 Equity Incentive Plan. The form of award agreement applicable to Mr. Rothman's equity awards is attached as Exhibit 10.2 hereto.

The offer letter also indicates that it is anticipated that Mr. Rothman will be eligible for annual equity refresh awards in the range of $1 million to $1.5 million in value, and that 50% of those annual grants will vest ratably over a four year period, with the remaining 50% performance based, vesting in a one year period upon successful performance achievement. Any such equity awards are at the sole discretion of the Board and Compensation Committee of the Board and are not guaranteed in any manner.

The Company will also reimburse Mr. Rothman for air fare for commuting between Mr. Rothman's primary residence in San Diego and VeriFone's offices in San Jose on a weekly basis and for a furnished one-bedroom apartment located near VeriFone's San Jose offices.

Mr. Rothman also entered into certain severance terms with the Company, which requires the Company to provide specified payments and benefits to Mr. Rothman if the Company terminates Mr. Rothman's employment other than for Cause (as defined in the severance terms) or if Mr. Rothman resigns for Good Reason (as defined in the severance terms). In the event of termination of employment for Cause by the Company or for Good Reason by Mr. Rothman, then the Company shall pay Mr. Rothman, within 10 days following the date of termination, a sum equal to the total of (i) Mr. Rothman's base salary through the date of termination and any bonuses that have become payable and have not been paid or deferred, (ii) any accrued vacation pay and compensation previously deferred, other than pursuant to a tax-qualified plan; (iii) any amounts due under any plan or program in accordance with their terms; and (iv) a lump-sum cash payment equal to Mr. Rothman's annual base salary during the six-month period immediately prior to the date of termination. In connection with a qualifying termination, the Company must also provide Mr. Rothman with continuing medical, insurance and related benefits for six months following the date of termination.

The foregoing description of Mr. Rothman's offer letter is qualified in its entirety by reference to the full text of the offer letter.

Mr. Rothman also entered into an indemnification agreement with the Company in the form attached as Exhibit 10.3 hereto and is entitled to indemnification under the provisions of the Company's Certificate of Incorporation.

Separation Agreement with Robert Dykes

In connection with Mr. Dykes' retirement, the Company and Mr. Dykes entered into a Separation Agreement, dated February 1, 2013 (the “Separation Agreement”), that replaces any previous severance agreements between the Company and Mr. Dykes. Pursuant to the Separation Agreement, following Mr. Dykes' planned retirement date of February 28, 2013, Mr. Dykes will remain available to assist the Company with respect to transition matters on an as-needed basis for the period from March 1, 2013 until May 1, 2013. During this period, Mr. Dykes will receive, subject to the terms and conditions set forth therein, continued vesting of his outstanding and unvested equity awards, based on their current vesting schedule and terms, to and inclusive of May 1, 2013, and continued coverage under VeriFone's standard health and welfare benefit plans.

The foregoing description of Mr. Dykes' Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 8.01 Other Events.

Following an article in The Wall Street Journal referencing trading in shares of the Company by Mr. Douglas Bergeron, Chief Executive Officer of the Company, the Company received a subpoena from the Office of the U.S. Attorney for the Southern District of New York seeking information regarding Mr. Bergeron's trading for a specified time frame, as well as a request for information from the Staff of the Securities and Exchange Commission (“SEC”). The Company cooperated with those inquiries, including by providing the U.S. Attorney's Office and the SEC with information in support of the Company's view that Mr. Bergeron's trading was in full compliance with all laws and regulations as well as the Company's insider trading compliance policy.

Based on recent communications, the Company understands that the U.S. Attorney's Office and the SEC have concluded their inquiries. No claim, action or other proceeding was asserted by either authority and the Company believes this matter to be concluded.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

     The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description
10.1	Offer Letter between the Company and Marc Rothman
10.2	Form of Restricted Stock Unit Award Notice
10.3†	Form of Indemnification Agreement
10.4*	Separation Agreement between the Company and Robert Dykes
99.1	Press release dated February 4, 2013, titled “Marc Rothman Appointed VeriFone Chief Financial Officer; Jay Parsons to Head Digital Media and Taxi Operations”

†	Filed as an exhibit to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005 and incorporated herein by reference.
*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.
Date: February 4, 2013	By:	/s/ Albert Liu
	Name:	Albert Liu
	Title:	Executive Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between the Company and Marc Rothman
10.2	Form of Restricted Stock Unit Award Notice
10.3†	Form of Indemnification Agreement
10.4*	Separation Agreement between the Company and Robert Dykes
99.1	Press release dated February 4, 2013, titled “Marc Rothman Appointed VeriFone Chief Financial Officer; Jay Parsons to Head Digital Media and Taxi Operations”

†	Filed as an exhibit to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005 and incorporated herein by reference.
*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.